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Exhibit 10.12

Corporate Services Agreement

between

Lumina Financing I

and

Lumina Participation

10 December 2002

This Corporate Services Agreement (the "Agreement") is made on 10 December 2002 between

(1)
Lumina Financing 1, a société à responsabilité limitée constituted under the laws of Luxembourg, registered under number B-88 336, having its registered office at 15, rue de la Chapelle, L-1325 Luxembourg, duly represented by Mr Arnaud Desclèves, hereafter referred to as the "Company"

(2)
Lumina Participation, a société à responsabilité limitée constituted under the laws of Luxembourg registered under number B-88 254, having its registered office at 5, boulevard de la Foire L-1528 Luxembourg, duly represented by Mr Arnaud Desclèves, hereafter referred to as the "Administrative Manager"

The Company and the Administrative Manager are hereafter together referred to as the Parties and individually as a Party.

WHEREAS

(A)
In order to partially finance the Acquisition, FIMAF SAS ("FIMAF"), a subsidiary of the Administrative Manager, has agreed to issue and the Company has agreed to subscribe to the Funding Bonds.

(B)
In order to fund partially the subscription of the Funding Bonds, the Company has entered into the Finance Documents.

(C)
As a condition precedent to the obligations of the Finance Parties under the Finance Documents, the Administrative Manager as Settlor (Fiduciant) and Dexia Banque Internationale à Luxembourg as Fiduciary (Fiduciaire) have entered into a fiduciary agreement (contrat de fiducie) (the "Fiduciary Agreement") of even date pursuant to which the Settlor has transferred to the Fiduciary who has agreed and accepted to hold in favour of the Finance Parties all the Existing Shares (as defined in the Fiduciary Agreement) in the Company.

(D)
As consideration for the Company subscribing to the Funding Bonds, the Administrative Manager has agreed to assist the Company with the administrative management of the Finance Documents to which the Company is a party.

(E)
Accordingly, the Company wishes to appoint the Administrative Agent to carry out, for the purpose of the above agreements, certain administrative duties, all in accordance with the terms of this Agreement.

IT IS NOW AGREED AS FOLLOWS:

1      Definitions

  In this Agreement, the following words and expressions shall have the following meanings:

    "Acquisition" means the acquisition by FIMAF of the entire interest held by Schneider Electric S.A in Target;

    "FIMEP" means FIMEP SAS, a French société par actions simplifiée who owns the entire share capital of FIMAF;

    "Finance Documents" has the meaning ascribed to it in the Senior Credit Agreement;

    "Finance Parties" has the meaning ascribed to it in the Finance Documents;

    "Funding Bonds" means the Senior Funding Bonds and the Mezzanine Funding Bonds;

    "Group" means FIMEP and its Subsidiaries.

    "Senior Credit Agreement" means the senior credit agreement entered into on 26 July 2002, as amended and restated, between, inter alios, Credit Suisse First Boston (Europe) Limited, Lehman Brothers International (Europe) Limited, The Royal Bank of Scotland Plc as Mandated Lead Arrangers, the Royal Bank of Scotland as Facility Agent and Security Agent, and the Company as Principal Borrower.

    "Target" means Legrand SA.

  Capitalised terms used and not otherwise defined in this Agreement shall have the meaning ascribed to them in the Finance Documents.

2      Appointment

  2.1
  The Company hereby appoints Lumina Participation, who accepts, as Administrative Manager for the purposes of the Finance Documents to carry out certain duties and obligations of the Company under the Finance Documents together with any other duties and obligations reasonably ancillary to them, in accordance with the provisions set out below.

  2.2
  Subject to the prior approval of the Company which cannot be unreasonably withheld, the Administrative Manager may appoint any third-party to carry out the functions described below. Such appointment shall not release the Administrative Manager from its obligations and duties hereunder.

3      Services to be provided

  3.1
  The Administrative Manager undertakes to provide to the Company, and/or to arrange on behalf of the Company the following services (the "Services"):

  (i)
  all general company secretarial, registrar and company administration services required by the Company;

  (ii)
  the preparation, keeping and auditing of the accounts of the Company and such books and records as are required by any applicable law or otherwise to be kept by the Company for the proper conduct of the affairs of the Company;

  (iii)
  providing all necessary staff and facilities for the Company, including the provision of its registered office, which shall be located in Luxembourg;

  (iv)
  keeping the register of shareholders, issuing share certificates, and recording share transfers and filing any applicable statutory returns and tax filings in Luxembourg;

  (v)
  the convening of shareholders' and directors' meetings of the Company as and when required, providing facilities for holding such meetings and preparing and keeping minutes of such meetings;

  (vi)
  accepting service of process and any other documents or notices to be served on the Company;

  (vii)
  as and when requested from the Company under the terms of any Finance Document to which the Company is party, the delivery to any person entitled to it under such Finance Documents of all information and/or documents which are in the possession of the Company or the Administrative Manager, or reasonably obtainable by the Administrative Manager;

    (viii)
    at the request of the representative of the Company, prepare and forward to the shareholders of the Company all statements and notices which the representative of the Company is required to issue, send or serve in accordance with the articles of association of the Company;

    (ix)
    give, at the request of the representative of the Company, any directions and information to any providers of services (such as auditors, accountants, financial, legal or management advisers) or other agents appointed by the representative of the Company;

    (x)
    and more generally providing such other corporate administration services and assistance as may reasonably be required by the Company from time to time, in order for the Company to be in compliance with its obligations and duties under the Finance Documents.

  3.2
  In particular, the Administrative Manager undertakes to provide the Company with the following services in relation to certain obligations of the Company under the Finance Documents:

  (i)
  the entry into and performance of a service agreement between any of Deloitte & Touche, Ernst & Young, KPMG or PricewaterhouseCoopers or such other audit firm approved under the provisions of the Finance Documents for the purpose of auditing the Company's accounts;

  (ii)
  the checking of interest to be paid by the Company under the Finance Documents, the calculation of the interest to be paid to the Company under the Funding Bonds and more generally cash-flow management by the Company;

  (iii)
  the monitoring (if necessary) of interest rate protection agreements entered into by the Company, as permitted under the Finance Documents;

  (iv)
  the delivery of any certificate or information that the Company needs to furnish to FIMAF under the Funding Bonds and/or to the Senior Lenders and/or Mezzanine Lenders respectively under the Finance Documents;

  (v)
  the delivery of the information notices in case of occurrence of a Default (as defined under the Finance Documents);

  (vi)
  the delivery of any request (including any waiver request or changes to the Finance Documents to which the Company is a party) on behalf of the Company to the Senior Lenders and Mezzanine Lenders as instructed by the representative of the Company or otherwise to reflect changes agreed upon between the Senior Lenders and the Mezzanine Lenders and the members of the Group;

  (vii)
  and more generally any obligation of an administrative nature which should be fulfilled by the Company in connection with the Finance Documents.

  3.3
  Each time the Company request so, the Administrative Manager shall promptly and with no undue delay return to the company all books, registers, records and documents which the Administrative Agent holds in accordance with and pursuant to the terms of this Agreement.

4      Expenses

  The Administrative Manager shall be entitled on demand to reimbursement by the Company for all reasonable documented expenses incurred by it, its agents and employees in the performance of its duties and enforcement of its rights under this Agreement.

5      Assignment

  The Administrative Manager shall be entitled to assign its rights and obligations under this Agreement to FIMEP or FIMAF.

6      Termination

  This Agreement shall immediately terminate upon termination of the Fiduciary Agreement or upon acceleration of the Senior Credit Agreement, Mezzanine Credit Agreement and/or any Funding Bonds.

7      Notices

  Notices under this Agreement shall be made in writing, to the relevant address set out in the execution pages of this Agreement or such other address as may be notified by one Party to the other(s) in writing.

8      Governing law and jurisdiction

  8.1
  Governing law

    This Agreement is governed by, and shall be construed in accordance with Luxembourg law.

  8.2
  Jurisdiction

    In relation to any legal action or proceedings arising out or in connection with this Agreement, each Party, for the benefit of the other Party(ies), submits to the exclusive jurisdiction of the Luxembourg courts.

  Signed in Paris

  on 10 December 2002

  in two originals

Lumina Financing I represented by Mr Arnaud Desclèves
Lumina Participation represented by Mr Arnaud Desclèves

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  Exhibit 10.12